                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:
|_| Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to Rule 14a-12

                               EMERSON RADIO CORP.
  ---------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


  ---------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
         (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
         (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
         (5) Total Fee Paid

--------------------------------------------------------------------------------
|_| Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1) Amount Previously Paid:

--------------------------------------------------------------------------------
         (2) Form, Schedule or Registration Statement No:

--------------------------------------------------------------------------------
         (3) Filing Party:

--------------------------------------------------------------------------------
         (4) Date Filed:

--------------------------------------------------------------------------------

                               EMERSON RADIO CORP.
                                 NINE ENTIN ROAD
                                  P.O. BOX 430
                        PARSIPPANY, NEW JERSEY 07054-0430

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD DECEMBER 9, 2005

Dear Stockholder:

         As a stockholder of Emerson Radio Corp. ("we", "our" or "Emerson"), you are hereby given notice of and invited to attend in person or by proxy Emerson's 2005 Annual Meeting of Stockholders to be held at The Hanover Marriott, 1401 Route 10 East, Whippany, New Jersey 07981 on Friday, December 9, 2005, at 9:30 a.m. (local time).

         At this year's stockholders' meeting, you will be asked to (i) elect five directors to serve for a one-year term, (ii) ratify the appointment of BDO Seidman, LLP as independent registered public accountants of Emerson for the fiscal year ending March 31, 2006, and (iii) transact such other business as may properly come before the meeting and any adjournment(s) thereof. The Board of Directors unanimously recommends that you vote FOR the directors nominated and the ratification of BDO Seidman, LLP. Accordingly, please give careful attention to these proxy materials.

         Only stockholders of record of Emerson's common stock as of the close of business on October 13, 2005, are entitled to notice of and to vote at such meeting and any adjournment(s) thereof. Emerson's transfer books will not be closed.

         YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, WE WANT TO HAVE THE MAXIMUM REPRESENTATION AT THE ANNUAL MEETING AND RESPECTFULLY REQUEST THAT YOU DATE, EXECUTE AND MAIL PROMPTLY THE ENCLOSED PROXY CARD IN THE ENCLOSED STAMPED ENVELOPE FOR WHICH NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. You may revoke your proxy at any time prior to its use as specified in the enclosed proxy statement.

                                        By Order of the Board of Directors

                                        ELIZABETH J. CALIANESE
                                        Senior Vice President-Human Resources,
                                        General Counsel and Secretary
Parsippany, New Jersey
November 9, 2005

                             YOUR VOTE IS IMPORTANT.
                     PLEASE EXECUTE AND RETURN PROMPTLY THE
              ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED HEREIN.

                               EMERSON RADIO CORP.
                                 NINE ENTIN ROAD
                                  P.O. BOX 430
                        PARSIPPANY, NEW JERSEY 07054-0430

                              ---------------------

                                 PROXY STATEMENT

                              ---------------------

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD DECEMBER 9, 2005

                              ---------------------

TO OUR STOCKHOLDERS:

         This Proxy Statement is furnished to our stockholders for use at our Annual Meeting of Stockholders to be held at The Hanover Marriott, 1401 Route 10 East, Whippany, New Jersey 07981 on Friday, December 9, 2005, at 9:30 a.m. (local time), or at any adjournment or adjournments thereof (the "Annual Meeting"). Emerson's stockholders of record as of the close of business on October 13, 2005 (the "Record Date") are entitled to vote at the Annual Meeting. We expect to begin mailing this Proxy Statement and the enclosed proxy card to our stockholders on or about November 11, 2005.

                  VOTING PROCEDURES AND REVOCABILITY OF PROXIES

         The accompanying proxy card is designed to permit each of our stockholders as of the Record Date to vote on each of the proposals properly brought before the Annual Meeting. As of the Record Date, there were 27,047,666 shares of our common stock, par value $.01 per share, issued and outstanding and entitled to vote at the Annual Meeting. Each outstanding share of our common stock is entitled to one vote.

         The holders of a majority of our outstanding shares of common stock, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is obtained. Assuming that a quorum is present, directors will be elected by a plurality vote and the five nominees who receive the most votes will be elected. There is no right to cumulate votes in the election of directors. The ratification of all other proposals will require the affirmative vote of a majority of the shares present and entitled to vote with respect to such proposal. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present and do not have an effect on the election of directors. Abstentions, but not broker non-votes, are treated as shares present and entitled to vote, and will be counted as a "no" vote on all other matters. Broker non-votes are treated as not entitled to vote, and so reduce the absolute number, but not the percentage of votes needed for approval of a matter. Holders of the common stock will not have any dissenters' rights of appraisal in connection with any of the matters to be voted on at the Annual Meeting.

         The accompanying proxy card provides space for you to vote in favor of, or to withhold voting for, (i) the nominees for the Board of Directors and (ii) the ratification of the appointment of BDO Seidman, LLP as independent registered public accountants of Emerson for the fiscal year ending March 31, 2006. The Board of Directors urges you to complete, sign, date and return the proxy card in the accompanying envelope, which is postage prepaid for mailing in the United States.

         When a signed proxy card is returned with choices specified with respect to voting matters, the proxies designated on the proxy card will vote the shares in accordance with the stockholder's instructions. The proxies we have designated for the stockholders are Geoffrey P. Jurick and Guy A. Paglinco. If you desire to name another person as your proxy, you may do so by crossing out the names of the designated proxies and inserting the names of the other persons to act as your proxies. In that case, it will be necessary for you to sign the proxy card and deliver it to the person named as your proxy and for the named proxy to be present and vote at the Annual Meeting. Proxy cards so marked should not be mailed to us.

         If you sign your proxy card and return it to us and you have made no specifications with respect to voting matters, your shares will be voted FOR (i) the election of the nominees for director and (ii) the ratification of the appointment of BDO Seidman, LLP as independent registered public accountants of Emerson for the fiscal year ending March 31, 2006 and, at the discretion of the proxies designated by us, on any other matter that may properly come before the Annual Meeting or any adjournment(s).

         You have the unconditional right to revoke your proxy at any time prior to the voting of the proxy by taking any act inconsistent with the proxy. Acts inconsistent with the proxy include notifying Emerson's Secretary in writing of your revocation, executing a subsequent proxy, or personally appearing at the Annual Meeting and casting a contrary vote. However, no revocation shall be effective unless at or prior to the Annual Meeting we have received notice of such revocation.

         At least ten days before the Annual Meeting of Stockholders, we will make a complete list of the stockholders entitled to vote at the meeting open to the examination of any stockholder for any purpose germane to the meeting. The list will be open for inspection during ordinary business hours at our offices at Nine Entin Road, Parsippany, New Jersey 07054, and will also be made available to stockholders present at the meeting.

                        PROPOSAL I: ELECTION OF DIRECTORS

         Five directors are proposed to be elected at the Annual Meeting. If elected, each director will hold office until the next annual meeting of our stockholders or until his successor is elected and qualified. The election of directors will be decided by a plurality vote.

         All nominees named in this proxy statement, except Michael A. B. Binney, are members of our present Board of Directors. All nominees have consented to serve if elected and we have no reason to believe that any of the nominees named will be unable to serve. If any nominee becomes unable to serve,
(i) the shares represented by the designated proxies will be voted for the election of a substitute as the Board of Directors may recommend, (ii) the Board of Directors may reduce the number of directors to eliminate the vacancy or
(iii) the Board of Directors may fill the vacancy at a later date after selecting an appropriate nominee.

         Nominations for election to the Board may be made by the Board, upon recommendation of our Nominating Committee, or by any stockholder of any outstanding class of capital stock of Emerson entitled to vote for the election of directors. The following procedures (the "Minimum Procedures") shall be utilized in considering any candidate for election to the Board at an annual meeting, other than candidates who have previously served on the Board or who are recommended by the Board. A nomination must be delivered to the Secretary of Emerson at our principal executive offices not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year's annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth
(90th) day prior to such annual meeting or the close of business on the tenth
(10th) day following the day on which public announcement of the date of such meeting is first made by us. The public announcement of an adjournment or postponement of an annual meeting will not commence a new time period (or extend any time period) for the giving of a notice as described above. A nomination notice must set forth as to each person whom the proponent proposes to nominate for election as a director: (a) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (b) information that will enable our Nominating Committee to determine whether the candidate satisfies the minimum criteria and any additional criteria established by our Nominating Committee.

         The current Board of Directors, based on the recommendation of our Nominating Committee, nominated the individuals named below for election to our Board of Directors, and background information on each of the nominees (as of November 9, 2005) is set forth below. See "Security Ownership of Certain Beneficial Owners and Management" for additional information about the nominees, including their ownership of securities issued by Emerson.

                                           Year First
                                           Became
Name                              Age      Director     Principal Occupation or Employment
----                              ---      --------     ----------------------------------
Michael A. B. Binney              46       N/A          Since November 1991, Group Executive Director,
                                                        Company Secretary and Managing Director of the
                                                        Finance and Accounting Group of The Grande Holdings
                                                        Limited, a Hong Kong listed company engaged in a
                                                        number of businesses including the manufacture, sale
                                                        and distribution of audio, video and other consumer
                                                        electronics and digital products.

Peter G. Bunger (2)(3)            65       1992         Since 1990, a consultant with Savarina AG, an entity
                                                        engaged in the business of portfolio management
                                                        monitoring in Zurich, Switzerland; since October
                                                        1992, a Director of Savarina AG; since 2002, an
                                                        independent consultant for Emerson's manufacturing
                                                        efforts in Europe; and from December 1996 through
                                                        July 2005, a Director of Sport Supply Group, Inc.
                                                        ("SSG"), which is quoted on the over the counter
                                                        bulletin board (OTC: SSPY). Following the sale of its
                                                        approximate 53.2% of the issued and outstanding
                                                        shares of common stock of SSG in July 2005, Mr.
                                                        Bunger stepped down as a Director of SSG. See
                                                        "Certain Relationships and Related Transactions."

Jerome H. Farnum (1)(2)(3)        70       1992         Since July 1994, an independent consultant. For at
                                                        least five years prior to July 1994, a senior
                                                        executive (in charge of legal and tax affairs,
                                                        accounting, asset and investment management, foreign
                                                        exchange relations and financial affairs) with
                                                        several entities comprising the Fidenas group of
                                                        companies, whose activities encompassed merchant
                                                        banking, investment banking, investment management
                                                        and corporate development.

Herbert A. Morey (1)(2)(4)        64       2004         Since October 2003, Mr. Morey has served on boards of
                                                        not-for-profit organizations and as a consultant;
                                                        from June 1962 until his retirement in September
                                                        2000, Mr. Morey held a variety of positions with
                                                        Ernst & Young LLC including Coordinating Audit
                                                        Partner of a broad-ranging portfolio of domestic and
                                                        foreign-owned clients, primarily consumer products
                                                        and manufacturing companies, Chairman - International
                                                        Investor Services Group, and Partner in the New York
                                                        and National offices, focusing on SEC reporting
                                                        matters and consulting on the application of
                                                        accounting and auditing standards. See "Audit
                                                        Committee Matters."

Geoffrey P. Jurick                64       1990         Since July 1992, Chief Executive Officer of Emerson;
                                                        since December 1993, Chairman of Emerson; since April
                                                        1997, President of Emerson; from December 1996
                                                        through July 2005, Director and Chairman of the Board
                                                        of Directors of SSG and, from January 1997 through
                                                        July 2005, Chief Executive Officer of SSG. See
                                                        "Certain Relationships and Related Transactions."

---------------------------------------------
(1)      Member of the Audit Committee
(2)      Member of the Nominating Committee
(3)      Member of the Compensation and Personnel Committee
(4)      Member of the Special Committee

VOTE REQUIRED

         Directors will be elected by a plurality of the votes cast by the holders of our common stock voting in person or by proxy at the annual meeting. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will have no effect on the vote for election of directors.


                 THE BOARD OF DIRECTORS URGES YOU TO VOTE "FOR"
               EACH OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth, as of October 13, 2005, the beneficial ownership of (i) each current and nominee for director; (ii) each of our executive officers named in the Summary Compensation Table ("executive officers"); (iii) our directors, our nominees for director and executive officers as a group and (iv) each stockholder known by us to own beneficially more than 5% of our outstanding shares of common stock. Except as otherwise noted, the address of each of the following beneficial owners is c/o Emerson Radio Corp., 9 Entin Road, Parsippany, New Jersey 07054.

                                                      Amount and Nature of
Name and Address of Beneficial Owners                 Beneficial Ownership (1)       Percent of Class (1)
-------------------------------------                 ------------------------       --------------------
Geoffrey P. Jurick (2)*                                        10,332,242                    37.37%

Michael A. B. Binney *                                              -0-                         -0-

Peter G. Bunger (3)*                                             42,204                        **

Jerome H. Farnum (4)*                                            14,333                        **

Herbert A. Morey* (5)                                            28,667                        **

John J. Raab (6)                                                 33,333                        **

Guy A. Paglinco (7)                                              20,000                        **

Patrick Murray                                                     -0-                         -0-

Elizabeth J. Calianese (8)                                       83,333                        **

All Directors and Executive
Officers as a Group (9 persons) (9)                            10,554,112                    38.17%

----------------------------------------------
(*) Director or nominee for director (all current directors are nominees for director).
(**) Less than one percent.

(1) Based on 27,047,666 shares of common stock outstanding as of October 13, 2005. Each beneficial owner's percentage ownership of common stock is determined by assuming that options that are held by such person (but not those held by any other person) and that are exercisable or convertible within 60 days of October 13, 2005 have been exercised. Except as otherwise indicated, the beneficial ownership table does not include common stock issuable upon exercise of outstanding options, which are not currently exercisable within 60 days of October 13, 2005. Except as otherwise indicated and based upon our review of information as filed with the U.S. Securities and Exchange Commission ("SEC"), we believe that the beneficial owners of the securities listed have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(2) Mr. Jurick's beneficial ownership consists of 10,265,576 shares of common stock directly owned by him and 66,666 options issued pursuant to Emerson's 2004 Employee Stock Incentive Plan that are exercisable within 60 days of October 13, 2005. Mr. Jurick has pledged 10,015,476 of these shares to a foreign institution to secure a loan obtained by Mr. Jurick in January 2005, in the amount of $16 million. The loan is guaranteed by a third party unaffiliated with us and is currently due November 30, 2005, to be extended as required.

(3) Mr. Bunger's ownership consists of 33,871 shares of common stock directly owned by him and options to purchase 8,333 shares of our common stock issued pursuant to Emerson's 2004 Non-Employee Director Stock Option Plan that are currently exercisable.

(4) Mr. Farnum's ownership consists of 6,000 shares of common stock directly owned by him and options to purchase 8,333 shares of our common stock issued pursuant to Emerson's 2004 Non-Employee Director Stock Option Plan that are currently exercisable.

(5) Mr. Morey's ownership consists of 12,000 shares of common stock directly owned by him and options to purchase 16,667 shares of our common stock issued pursuant to Emerson's 2004 Non-Employee Director Stock Option Plan that are currently exercisable.

(6) Mr. Raab's ownership consists of 33,333 options issued pursuant to Emerson's 2004 Employee Stock Incentive Plan that are exercisable within 60 days of October 13, 2005.

(7) Mr. Paglinco's ownership consists of 20,000 shares of common stock directly owned by him.

(8) Ms. Calianese's ownership consists of 50,000 options issued pursuant to Emerson's 1994 Stock Compensation Program that are currently exercisable and 33,333 options issued pursuant to Emerson's 2004 Employee Stock Incentive Plan that are exercisable within 60 days of October 13, 2005.

(9) Includes 183,332 shares of common stock issuable upon exercise of options that are currently exercisable.

                        BOARD OF DIRECTORS AND COMMITTEES

         Our business is managed under the direction of our Board of Directors. During the fiscal year ended March 31, 2005 ("Fiscal 2005"), our Board of Directors consisted of Messrs. Bunger, Farnum, Morey and Jurick and Robert H. Brown, Jr., who passed away on August 12, 2005.

         The Board of Directors meets periodically during our fiscal year to review significant developments affecting Emerson and to act on matters requiring Board of Director approval. The Board of Directors held ten (10) formal meetings during Fiscal 2005 and acted by unanimous written consent one
(1) time. During Fiscal 2005, each member of the Board of Directors participated in at least 90% of the aggregate of all meetings of the Board of Directors, and in at least 66% of the aggregate of all meetings of committees on which such member served, that were held during the period. The functions of our Audit Committee, Compensation and Personnel Committee, Nominating Committee and Special Committee and their current members are described below. No member of any of the committees is an employee of Emerson.

         The Board of Directors is responsible for the management and direction of Emerson and for establishing broad corporate policies. It has initiated actions consistent with the Sarbanes-Oxley Act of 2002, the Securities and Exchange Commission (the "SEC") and The American Stock Exchange ("AMEX"). The Board of Directors has determined that Messrs. Bunger, Farnum and Morey satisfy, and Mr. Brown had satisfied, the independence standards of AMEX and the SEC's Rule 10A-3. The Board of Directors has also determined that Herbert A. Morey constitutes our "audit committee financial expert," as such term is defined by the SEC. Emerson has a policy of encouraging, but not requiring, its Board members to attend annual meetings of stockholders. Last year each of Emerson's directors, other than Mr. Morey, attended the annual meeting of stockholders.

         Audit Committee. Our Audit Committee is presently comprised of Messrs. Morey (Chairman) and Farnum. Prior to his death, Mr. Brown was a member of the Audit Committee. During Fiscal 2005, the Audit Committee performed its duties under a written charter approved by the Board of Directors and formally met six
(6) times. The Audit Committee Charter was amended by the Board of Directors to permit a minimum of two (2) members. All remaining provisions of the Company's Audit Committee Charter remain unchanged and in full force and effect. A copy of the amended Audit Committee Charter is attached as Annex A hereto and is posted on our website: www.emersonradio.com on the Investor Relations page.

         The Audit Committee is empowered by the Board of Directors to, among other things: serve as an independent and objective party to monitor Emerson's financial reporting process, internal control system and disclosure control system; review and appraise the audit efforts of Emerson's independent accountants; assume direct responsibility for the appointment, compensation, retention and oversight of the work of the outside auditors and for the resolution of disputes between the outside auditors and Emerson's management regarding financial reporting issues; and provide the opportunity for direct communication among the independent accountants, financial and senior management, and the Board of Directors.

         Compensation and Personnel Committee. Our Compensation and Personnel Committee is presently comprised of Messrs. Bunger and Farnum. Prior to his death, Mr. Brown was Chairman of our Compensation and Personnel Committee. The Compensation and Personnel Committee (i) makes recommendations to the Board of Directors concerning remuneration arrangements for senior executive management;
(ii) administers our stock option plans; and (iii) makes such reports and recommendations, from time to time, to the Board of Directors upon such matters as the Compensation and Personnel Committee may deem appropriate or as may be requested by the Board of Directors. During Fiscal 2005, the Compensation and Personnel Committee formally met five (5) times and acted by unanimous written consent one (1) time.

         Nominating Committee. Our Nominating Committee is presently comprised of Messrs. Bunger, Farnum and Morey. Prior to his death, Mr. Brown was a member of our Nominating Committee. Effective August 30, 2005, Mr. Morey was appointed to Mr. Brown's seat on the Nominating Committee as Chairman.

         The Nominating Committee is empowered by the Board of Directors to, among other functions: recommend to the Board of Directors qualified individuals to serve on Emerson's Board of Directors and to identify the manner in which the Nominating Committee evaluates nominees recommended for the Board of Directors. Our Nominating Committee did not meet during Fiscal 2005 but did meet recently to recommend to the Board of Directors the persons named in this Proxy Statement to serve on the Board of Directors. The Board has adopted a Nominating Committee Charter to govern its Nominating Committee, which was filed as Exhibit 3 to our Proxy Statement for the fiscal year ended March 31, 2004, filed as of July 20, 2004. The Nominating Committee Charter is posted on our website: www.emersonradio.com on the Investor Relations page.

         Special Committee. Our Special Committee is presently comprised of Mr. Morey. Prior to his death, Mr. Brown was also a member of the Special Committee. The Special Committee is empowered by the Board of Directors to, among other things, supervise, review and direct our participation, if any, in any sale of shares of Common Stock owned by Mr. Jurick, including the proposed sale of Mr. Jurick's shares of our common stock to an affiliate of The Grande
Holdings Limited. During Fiscal 2005, the Special Committee formally met four
(4) times.

CODES OF ETHICS

         We have adopted a Code of Ethics for Senior Financial Officers ("Code of Ethics") that applies to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Controller and Treasurer. This Code of Ethics was established with the intention of focusing Senior Financial Officers on areas of ethical risk, providing guidance to help them recognize and deal with ethical issues, providing mechanisms to report unethical conduct, fostering a culture of honesty and accountability, deterring wrongdoing and promoting fair and accurate disclosure and financial reporting.

         We have also adopted a Code of Conduct for Officers, Directors and Employees of Emerson Radio Corp. and Its Subsidiaries ("Code of Conduct"). We prepared this Code of Conduct to help all officers, Directors and employees understand and comply with our policies and procedures. Overall, the purpose of our Code of Conduct is to deter wrongdoing and promote (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (ii) full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications made by us;
(iii) compliance with applicable governmental laws, rules and regulations; (iv) prompt internal reporting of code violations to an appropriate person or persons identified in this Code of Conduct; and (v) accountability for adherence to the Code of Conduct.

         The Code of Ethics and the Code of Conduct are posted on our website: www.emersonradio.com on the Investor Relations page. If we make any substantive amendments to, or grant any waiver (including any implicit waiver) from a provision of the Code of Ethics or the Code of Conduct, and that relates to any element of the Code of Ethics definition enumerated in Item 406 (b) of Regulation S-K, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

COMPENSATION OF DIRECTORS

         During Fiscal 2005, our directors who were not employees, specifically Messrs. Brown, Bunger, Farnum and Morey, were paid $33,333, $21,667, $29,167 and $16,667, respectively, for serving on the Board of Directors and on our various committees during the period. Outside Directors are each paid an annual director's fee of $12,500; members of the Compensation and Personnel Committee are each paid an additional fee of $5,000 per annum; members of the Nominating Committee are each paid an additional fee of $5,000 per annum; members of the Audit Committee are each paid an additional fee of $7,500 per annum; members of the Special Committee are each paid an additional fee of $5,000 per annum; and the Chairman of the Audit Committee and the Chairman of the Compensation and Personnel Committee are each paid an additional fee of $5,000 per annum. All directors' fees are paid in four quarterly installments per annum. Directors who are our employees are not paid for their services as directors. Additionally, each director who is not an employee was previously eligible to participate in our 1994 Non-Employee Director Stock Option Plan and is eligible to participate in our 2004 Non-Employee Outside Director Stock Option Plan ("2004 Director Stock Option Plan"). Directors of Emerson are reimbursed for their expenses for attendance at meetings. Further, we offer to provide health care insurance to each of our directors who is not an employee. In Fiscal 2005, Messrs. Brown, Bunger, Farnum and Morey were granted stock options, pursuant to the 2004 Director Stock Option Plan, to purchase 25,000, 25,000, 25,000 and 50,000 shares of common stock, respectively, at an exercise price of $3.00 per share. These options vest in equal installments over three years, commencing one year from the date of grant, and their exercise is contingent upon continued service as a member of our Board of Directors. In Fiscal 2005, Mr. Bunger also received $48,000 in fees for the European manufacturing consulting services he rendered to Emerson.

OFFICERS

         The following table sets forth certain information regarding the current officers of Emerson:

Name                    Age  Position                       Fiscal Year Became Officer
----                    ---  --------                       --------------------------

Geoffrey P. Jurick      64   Chairman of the Board, Chief          1992
                             Executive Officer and
                             President, Director
John J. Raab            69   Senior Executive Vice                 1995
                             President and Chief
                             Operating Officer
Guy A. Paglinco         48   Vice President, Chief                 2004
                             Financial Officer
Patrick Murray          55   President, Emerson Radio              2001
                             Consumer Products Corporation
Elizabeth J. Calianese  48   Senior Vice President   -             1995
                             Human Resources, General
                             Counsel and Corporate
                             Secretary

GEOFFREY P. JURICK has served as a Director since September 1990, Chief Executive Officer since July 1992, Chairman since December 1993 and President since April 1997. From December 1996 until July 2005, Mr. Jurick also served as a Director and Chairman of the Board of Sport Supply Group, Inc. ("SSG") and, from January 1997 to July 2005, as Chief Executive Officer of SSG. Following the sale by Emerson of its approximate 53.2% of the issued and outstanding shares of common stock of SSG in July 2005, Mr. Jurick resigned as Chairman of the Board and Chief Executive Officer of SSG. See "Certain Relationships and Related Transactions."

JOHN J. RAAB has served as Chief Operating Officer and Senior Executive Vice President - International since May 2003, Executive Vice President - International from June 2000 to May 2003, Senior Vice President - International from October 1997 to June 2000 and Senior Vice President-Operations from October 1995 to October 1997.

GUY A. PAGLINCO has served as Vice President - Finance and Chief Financial Officer since October 2004, as Assistant Vice President - Finance and Controller from May 2001 to October 2004 and as Controller from May 1998 to October 2004.

PATRICK MURRAY has served as President of Emerson Radio Consumer Products Corporation since November 2002 and Senior Vice President - Sales, Emerson Radio Consumer Products Corporation from May 2001 to November 2002. Mr. Murray served as Executive Vice President of Motion Systems (Betesh Group) from 1997 to May 2001. Prior thereto, Mr. Murray served as Vice President - Sales and Marketing of Emerson Radio Corp. from 1996 to 1997.

ELIZABETH J. CALIANESE has served as General Counsel and Senior Vice President - Human Resources since June 2000 and as Secretary since January 1996. Ms. Calianese served as Vice President - Human Resources and Deputy General Counsel from May 1995 to June 2000.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended ("Section 16(a)") requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and the American Stock Exchange. Officers, directors and greater than 10% stockholders are required by certain regulations to furnish us with copies of all Section 16(a) forms they file.

         Based solely on our review of the copies of such forms received by us, we believe that, during Fiscal 2005, our officers, directors and greater than 10% beneficial owners have complied with all applicable filing requirements with respect to our equity securities.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

COMPENSATION OF EXECUTIVE OFFICERS

         The following table sets forth certain information regarding compensation paid to our Chief Executive Officer and each of our other four most highly compensated executive officers (based on salary and bonus earned during Fiscal 2005) for services rendered in all capacities to us during the 2005, 2004 and 2003 fiscal years:

                           SUMMARY COMPENSATION TABLE

                                                                         OTHER         SECURITIES   ALL
                                                                         ANNUAL        UNDER-       OTHER
NAME AND PRINCIPAL                FISCAL                                 COMPEN-       LYING        COMPEN-
POSITION(S)                       YEAR         SALARY         BONUS      SATION        OPTIONS      SATION (2)
-----------                       ----         ------         -----      ------        -------      ----------
GEOFFREY P. JURICK                2005       $500,000        $125,000    $80,000       200,000      $      ---
CHAIRMAN OF THE                   2004        500,000          ---        56,197        ---              3,186
BOARD, CHIEF                      2003        411,600         313,000     60,821        ---              3,352
EXECUTIVE OFFICER
AND PRESIDENT (1)(3)

JOHN J. RAAB                      2005        266,863          75,000      ---         100,000          20,402
SENIOR EXECUTIVE VICE             2004        272,560          ---         ---           ---            20,622
PRESIDENT AND CHIEF               2003        257,500         150,000      ---           ---            17,744
OPERATING OFFICER (3)

GUY A. PAGLINCO                   2005        153,204          ---         ---           ---            19,764
 VICE PRESIDENT,CHIEF             2004        123,890          12,500      ---           ---            15,552
 FINANCIAL OFFICER                2003        120,000          31,000      ---           ---            14,941

PATRICK MURRAY                    2005        368,757          ---         ---           ---            28,553
 PRESIDENT - EMERSON              2004        376,627          ---         ---           ---            28,796
 RADIO CONSUMER                   2003        360,000          75,000      ---           ---            23,897
 PRODUCTS CORPORATION

ELIZABETH J. CALIANESE            2005        213,491          47,500      ---         100,000          28,146
SENIOR VICE PRESIDENT,            2004        218,047          ---         ---           ---            28,270
GENERAL COUNSEL AND               2003        206,000          95,000      ---           ---            23,930
CORPORATE  SECRETARY (3)

----------------------------------------------
(1) Other annual compensation consists of temporary lodging expenses. In addition to the amounts set forth in the table above, Mr. Jurick received $250,000 per annum in salary from SSG for services he rendered to SSG.

(2) All other compensation consists of Emerson's contribution to our 401(k) employee savings plan, group health, life insurance, disability insurance and auto allowances.

(3) In October 2004, Messrs. Jurick and Raab and Ms. Calianese were granted stock options to purchase 200,000, 100,000 and 100,000 shares of common stock, respectively, at an exercise price of $3.26, $2.96 and $2.96 per share, respectively. These options vest in equal installments over three years, commencing one year from the date of grant, and their exercise is contingent upon continued employment with Emerson.

OPTION GRANTS DURING 2005 FISCAL YEAR

         The following table provides certain information with respect to options granted to our Chief Executive Officer and to each of the executive officers named in the Summary Compensation Table during Fiscal 2005.

                                                                                                 POTENTIAL REALIZABLE
                                                                                                   VALUE AT ASSUMED
                                                                                                 ANNUAL RATES OF STOCK
                                                                                                  PRICE APPRECIATION
INDIVIDUAL GRANTS                                                                                 FOR OPTION TERM (2)
-----------------                                                                                 -------------------
                                                % of Total
                                  Number      Options Granted      Exercise
                                of Options      to Employees       Price Per      Expiration
Name                            Granted (1)    In Fiscal 2005        Share           Date       5%           10%
------------------------------- ------------ ------------------- -------------- --------------- ------------ -----------
GEOFFREY P. JURICK                200,000          47.1%             $3.26         10/19/14      $1,146,816  $1,826,176
JOHN J. RAAB                      100,000           23.5             2.96          10/19/14         573,408     913,088
GUY A. PAGLINCO                     ---             ---               ---            ---            ---         ---
PATRICK MURRAY                      ---             ---               ---            ---            ---         ---
ELIZABETH J. CALIANESE            100,000           23.5             2.96          10/19/14         573,408     913,088

1. The stock options were granted under the Emerson Radio Corp. 2004 Employee Stock Incentive Plan and, unless otherwise designated at the time of grant, are exercisable commencing one year after the grant date in three equal annual installments, with full vesting occurring on the third anniversary of the date of the grant.

2. The dollar amounts under these columns are the result of calculations at the assumed compounded market appreciation rates of 5% and 10% as required by the SEC over a ten-year term and, therefore, are not intended to forecast possible future appreciation, if any, of the stock price. The disclosure assumes the options will be held for the full ten-year term prior to exercise. Such options may be exercised prior to the end of such ten-year term. The actual value, if any, an executive officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There can be no assurance that the stock price will appreciate at the rates shown in the table.

OPTION EXERCISES DURING FISCAL 2005 AND FISCAL 2005 YEAR END VALUES

         The following table provides information related to options exercised by our executive officers during Fiscal 2005 and the number and value of options held at the end of Fiscal 2005 by our executive officers. We do not have any outstanding stock appreciation rights.

                                                                   NUMBER OF
                                                                  SECURITIES                   VALUE OF
                                                                  UNDERLYING                  UNEXERCISED
                                                                  UNEXERCISED                IN-THE-MONEY
                                                                 OPTIONS/SARS                OPTIONS/SARS
                                SHARES                             AT FY-END                   AT FY-END
                               ACQUIRED           VALUE               (#)                       ($)(1)
                             ON EXERCISE        REALIZED         EXERCISABLE/                EXERCISABLE/
NAME                             (#)               ($)           UNEXERCISABLE               UNEXERCISABLE
-------------------------    -------------     ------------    ------------------    ------------------------------
Geoffrey P. Jurick           390,476           $1,229,999          0/200,000                  $0/$52,000
John J. Raab                     ---               ---             0/100,000                  $0/$56,000
Guy A Paglinco                   ---               ---                ---                         ---
Patrick Murray                   ---               ---                ---                         ---
Elizabeth J. Calianese           ---               ---          50,000/100,000             $126,000/$56,000

(1) Based on $3.52 per share, the closing price for our common stock as reported by the American Stock Exchange on March 31, 2005. Value is calculated on the basis of the difference between $3.52 and the option exercise price of "in the money" options, multiplied by the number of shares of our common stock underlying the option.

EQUITY COMPENSATION PLAN INFORMATION

         The following table gives information about our common stock that may be issued upon the exercise of options and rights under our 1994 Stock Compensation Program, 1994 Non-Employee Director Stock Option Plan, Emerson Radio Corp. 2004 Employee Stock Incentive Plan and 2004 Non-Employee Outside Director Stock Option Plan and exercise of warrants, as of March 31, 2005 (the "Plans"). The 1994 Plans expired in July 2004 and the remainder of the Plans are the only equity compensation plans in existence as of March 31, 2005.

---------------------------- -------------------------- -------------------------- --------------------------
                             NUMBER OF SECURITIES TO BE WEIGHTED AVERAGE EXERCISE  NUMBER OF SECURITIES
                             ISSUED  UPON  EXERCISE OF  PRICE OF OUTSTANDING       REMAINING AVAILABLE FOR
                             OUTSTANDING OPTIONS,       OPTIONS, WARRANTS AND      FUTURE ISSUANCE UNDER
                             WARRANTS AND RIGHTS        RIGHTS                     EQUITY COMPENSATION PLANS
                             (A)                        (B)                        (C)
---------------------------- -------------------------- -------------------------- --------------------------
Equity compensation plans
approved by security         632,334                    $2.81                      2,200,000
holders
---------------------------- -------------------------- -------------------------- --------------------------
Equity compensation plans
not approved by security     100,000                    4.00                       ---
holders
---------------------------- -------------------------- -------------------------- --------------------------
TOTAL                        732,334                    $2.97                      2,200,000
---------------------------- -------------------------- -------------------------- --------------------------

CERTAIN EMPLOYMENT AGREEMENTS

         Effective as of September 1, 2001, Geoffrey P. Jurick, our Chairman, Chief Executive Officer and President, entered into three-year employment agreements (the "Jurick Employment Agreements") with us and two of our wholly-owned subsidiaries, Emerson Radio (Hong Kong) Limited and Emerson Radio International Ltd. (formerly Emerson Radio (B.V.I.) Ltd.) (hereinafter, collectively the "Companies"), providing for an aggregate annual compensation of $411,600, which was increased to $440,000 effective April 1, 2003, subject to adjustment in the event that Mr. Jurick's employment with SSG is terminated. In the event Mr. Jurick's employment with SSG is terminated, the salary he receives under the Jurick Employment Agreement shall be increased by that amount of salary he was receiving from SSG at the time his employment was terminated. By letter agreement dated effective as of September 1, 2004, the terms of the Jurick Employment Agreements were extended through and including August 31, 2007, with a present base salary of $500,000 from Emerson. In addition to his base salary, Mr. Jurick is entitled to an annual bonus upon recommendation by the Compensation and Personnel Committee of our Board of Directors, subject to the final approval of our Board of Directors. On July 1, 2005, Emerson sold its beneficial ownership interest in SSG. As a result, under the terms of the Jurick Employment Agreements, Mr. Jurick's annual compensation, commencing July 1, 2005, was increased by $250,000 (the amount of salary he was receiving from SSG at the time his employment was terminated) to an aggregate of $750,000.

         Each of the Jurick Employment Agreements grants to Mr. Jurick severance benefits, through expiration of the respective terms of each of such agreements, commensurate with Mr. Jurick's base salary, on the condition that his employment is terminated due to permanent disability, without cause or as a result of constructive discharge (as defined therein). In the event that Mr. Jurick's employment terminates due to termination for "cause", because Mr. Jurick unilaterally terminates the agreements or for reasons other than constructive discharge or permanent disability, Mr. Jurick shall only be entitled to base salary earned through the applicable date of termination. The Jurick Employment Agreements also contain non-competition provisions which require that, during his employment and through the end of any period in which he receives severance, Mr. Jurick (i) shall not be employed by, have any proprietary interest in or receive any remuneration from any entity in competition with Emerson, and (ii) shall not solicit any of Emerson's customers or clients on behalf of any of Emerson's competitors. Similar provisions are set forth in policies that are incorporated into each of the employment contracts described below.

         Effective September 1, 2001, John J. Raab, Chief Operating Officer and Senior Executive Vice President, entered into a three-year employment agreement (the "Raab Employment Agreement") with us, providing for an annual compensation of $250,000, which was increased to $257,500, effective April 1, 2002, and $275,000, effective April 1, 2003. By letter agreement dated effective as of September 1, 2004, the term of the Raab Employment Agreement was extended through and including August 31, 2007, and his annual compensation was increased to $286,000, effective April 1, 2005. In addition to his base salary, Mr. Raab may also receive an additional annual performance bonus to be recommended by the Compensation and Personnel Committee of our Board of Directors, subject to the final approval of our Board of Directors.

         Effective September 1, 2001, Elizabeth J. Calianese, General Counsel, Senior Vice President - Human Resources and Secretary, entered into a three-year employment agreement (the "Calianese Employment Agreement") with us providing for an annual compensation of $200,000, which was increased to $206,000, effective April 1, 2002, and $220,000 effective April 1, 2003. By letter agreement dated effective as of September 1, 2004, the term of the Calianese Employment Agreement was extended through and including August 31, 2007, and her annual compensation was increased to $228,800, effective April 1, 2005. In addition to her base salary, Ms. Calianese is entitled to an annual performance bonus to be recommended by the Compensation and Personnel Committee of our Board of Directors, subject to the final approval of our Board of Directors. We have also agreed for the term of the Calianese Employment Agreement and three years thereafter to pay for and maintain legal malpractice insurance covering Ms. Calianese for occurrences and actions taken by her at any time prior to or during the term of such agreement on behalf of our employees or us. We have also agreed to pay all sums, which may be deductible amounts, not otherwise paid by such insurer.

         Effective August 8, 2003, we granted Patrick Murray a one-year severance agreement in the event his employment with us is terminated other than for cause (as defined therein).


         Effective June 14, 2005, we granted Guy A. Paglinco a one-year severance agreement in the event his employment with us is terminated other than for cause (as defined therein).


         In the event that Messrs. Jurick, Raab and Ms. Calianese were to be terminated due to permanent disability, without cause or as a result of constructive discharge, the estimated dollar amount to be paid after March 31, 2005, to each such individual, based on the terms of their respective contracts, would be $1,750,000, $691,000, and $553,000, respectively. In the event that Messrs. Murray and Paglinco were terminated other than for cause, the estimated dollar amount to be paid after March 31, 2005, based on their severance agreements, would be $380,000 and $182,000, respectively.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Geoffrey P. Jurick serves as Chairman of the Board, Chief Executive Officer and President of Emerson and participated in deliberations concerning Emerson senior executive officer compensation. Until July 1, 2005, Mr. Jurick had also served as Chairman of the Board and Chief Executive Officer of SSG and had participated in deliberations concerning its senior executive officer compensation. As set forth in the Summary Compensation Table above, Mr. Jurick also received $250,000 per annum in salary from SSG for the services he rendered to SSG. Mr. Bunger is a Director of Emerson who serves on the Emerson Compensation and Personnel Committee and, until July 1, 2005, had been a Director of SSG and a member of the SSG Compensation Committee. See "Certain Relationships and Related Transactions".

REPORT OF COMPENSATION AND PERSONNEL COMMITTEE

         The Compensation and Personnel Committee of our Board of Directors (the "Compensation Committee") oversees our senior executive compensation strategy. The strategy is implemented through policies designed to support the achievement of our business objectives and the enhancement of stockholder value. Our Compensation Committee reviews, on an ongoing basis, all aspects of senior executive compensation and its policies support the following objectives:

      o The reinforcement of management's concern for enhancing stockholder value.

      o  The attraction, hiring and retention of qualified executives.

      o The provision of competitive compensation opportunities for exceptional performance.

The basic elements of our senior executive compensation strategy are:

                  BASE SALARY. Base salaries for our senior executive managers represent compensation for the performance of defined functions and assumption of defined responsibilities. The Compensation Committee reviews each senior executive's base salary on an annual basis. In determining salary adjustments, the Compensation Committee considers our growth in earnings and revenues and the executive's performance level, as well as other factors relating to the executive's specific responsibilities. Also considered are the executive's position, experience, skills, potential for advancement, responsibility, and current salary in relation to the expected level of pay for the position. Our Compensation Committee exercises its judgment based upon the above criteria and does not apply a specific formula or assign a weight to each factor considered.

                  ANNUAL INCENTIVE COMPENSATION. At the beginning of each year, our Board of Directors establishes our performance goals for that year, which may include target increases in sales, net income and earnings per share, as well as more subjective goals with respect to marketing, product introduction and expansion of customer base. Bonuses awarded to executive officers are discretionary based primarily upon individual achievement.

                  LONG-TERM INCENTIVE COMPENSATION. Our long-term incentive compensation for management and employees consists of stock options awarded under our stock option plans.

         Our Compensation Committee views the granting of stock options as a significant method of aligning management's long-term interests with those of the stockholders and determines awards to executives based on its evaluation of criteria that include responsibilities, compensation, past and expected contributions to the achievement of our long-term performance goals. Stock options are designed to focus executives on our long-term performance by enabling them to share in any increases in value of our stock.

         Our Compensation Committee encourages executives, individually and collectively, to maintain a long-term ownership position in our stock. The Compensation Committee believes this ownership, combined with a significant performance-based incentive compensation opportunity, forges a strong link between our executives and stockholders.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         Mr. Geoffrey P. Jurick is our Chief Executive Officer, Chairman of the Board of Directors and President. The Compensation Committee considered the results in all aspects of our business, and Mr. Jurick's performance during Fiscal 2005.

         Mr. Jurick's annual compensation for Fiscal 2005 was comprised of an annual base salary of $500,000. In Fiscal 2005, Mr. Jurick also received $250,000 in salary for the services he rendered to SSG. See "Summary Compensation Table".

POLICY ON QUALIFYING COMPENSATION

         Our Board of Directors has considered the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Section 162(m) generally provides that a publicly held company's deduction for compensation paid to its covered employees is limited to $1 million per year, subject to certain exceptions. Our policy is to qualify, to the extent reasonable, our executive officers' compensation for deductibility under applicable tax laws. However, the Board of Directors believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to our success. Consequently, the Board of Directors recognizes that the loss of a tax deduction could be necessary in some circumstances.

         This report is submitted by the members of the Board of Directors and the Compensation and Personnel Committee that were in existence at the end of Fiscal 2005.

Board of Directors                 Compensation and Personnel Committee
------------------                 ------------------------------------
Geoffrey P. Jurick, Chairman       Peter G. Bunger
Peter G. Bunger                    Jerome H. Farnum
Jerome H. Farnum
Herbert A. Morey

         This report shall not be deemed "soliciting material" or incorporated by reference in any filing by us under the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under either act.

AUDIT COMMITTEE MATTERS

         Audit Committee Charter. The Audit Committee performed its duties during Fiscal 2005 under a written charter approved by the Board of Directors and filed as Annex A to our Proxy Statement for fiscal 2003, filed as of July 29, 2003. The Audit Committee Charter was amended to permit a minimum of two (2) members. A copy of the amended charter is attached hereto as Annex A.

         Audit Committee Financial Expert. The Board of Directors has determined that Herbert A. Morey constitutes our "audit committee financial expert," as such term is defined by the SEC.

         Independence of Audit Committee Members. Our common stock is listed on AMEX and we are governed by the listing standards of such exchange. All members of the Audit Committee of the Board of Directors have been determined to be "independent directors" under the listing standards of AMEX.

REPORT OF THE AUDIT COMMITTEE

         This report shall not be deemed "soliciting material" or incorporated by reference in any filing by us under the Securities Act or the Exchange Act except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under either act.

         Through March 2005, the Audit Committee was comprised of Messrs. Brown (now deceased), Farnum and Morey. All members of the Audit Committee have been determined to be independent as defined by the listing standards of the American Stock Exchange.

         In this context, the Audit Committee has reviewed the audited consolidated financial statements and have met and held discussions with management and BDO Seidman, LLP, Emerson's independent auditors ("BDO"). Management has represented to the Audit Committee that Emerson's consolidated financial statements were prepared in accordance with generally accepted accounting principles. Our independent auditors are responsible for performing an independent audit of Emerson's financial statements in accordance with auditing standards generally accepted in the United States and for issuing a report on those financial statements. The Audit Committee is responsible for monitoring and overseeing these processes. The Audit Committee also discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, which includes, among other items, matters related to the conduct of the audit of Emerson's financial statements:

      o  methods to account for significant unusual transactions;

      o the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

      o the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

      o disagreements, if any, with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements (there were no such disagreements).

         The independent auditors also provided the Audit Committee with written disclosures and the letter required by Independence Standards Board Standard
No. 1, which relates to the auditors' independence from Emerson and its related entities, and the Audit Committee discussed with the independent auditors their independence. This standard further requires the auditors to disclose annually in writing all relationships that in the auditors' professional opinion may reasonably be thought to bear on their independence, confirm their perceived independence and engage in the discussion of independence.

         Based on the Audit Committee's discussions with management and the independent auditors, as well as the Audit Committee's review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors that Emerson's audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended March 31, 2005, and filed with the SEC.

         The Audit Committee has selected BDO to be retained as Emerson's independent certified public accountants to conduct the annual audit and to report on, as may be required, the consolidated financial statements that may be filed by Emerson with the SEC during the ensuing year.

Members of the Audit Committee
------------------------------
Jerome H. Farnum
Herbert A. Morey (Chairman)

FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANT

         In accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the Audit Committee's charter, all audit and audit-related work and all non-audit work performed by our independent accountants, BDO, is approved in advance by the Audit Committee, including the proposed fees for such work. The Audit Committee is informed of each service actually rendered. Prior to March 31, 2004, when BDO was retained by us as our independent accountants, Ernst & Young, LLP ("Ernst & Young") served as our independent accountants during Fiscal 2004.

            >> Audit Fees. Audit fees billed to us by BDO for the audit of the financial statements included in our Annual Reports on Form 10-K, and reviews by Ernst & Young and BDO of the financial statements included in our Quarterly Reports on Form 10-Q, for the fiscal years ended March 31, 2004 and 2005 totaled approximately $258,000 and $242,000, respectively.

            >> Audit-Related Fees. We were billed $11,000 and $16,000 by BDO for the fiscal years ended March 31, 2004 and 2005, respectively, for assurance and related services that are reasonably related to the performance of the audit or review of Emerson's financial statements and are not reported under the caption Audit Fees above.

            >> Tax Fees. BDO billed us an aggregate of $117,000 and $196,000, for the fiscal years ended March 31, 2004 and 2005, respectively, for tax services, principally related to the preparation of income tax returns and related consultation.

            >> All Other Fees. We were billed $195,000 and $0 by BDO for the fiscal years ended March 31, 2004 and 2005, respectively, for permitted non-audit services, principally consultation related to mergers and acquisitions.

          Applicable law and regulations provide an exemption that permits certain services to be provided by our outside auditors even if they are not pre-approved. We have not relied on this exemption at any time since the Sarbanes-Oxley Act was enacted.

CHANGE IN ACCOUNTANTS

         As discussed above and previously reported in a Form 8-K dated April 2, 2004, on March 31, 2004, we retained the services of BDO as our independent auditors to replace our former independent auditors, Ernst & Young. This engagement and replacement was approved by our Board of Directors on the recommendation of our Audit Committee. During our two recent fiscal years ended March 31, 2003 and March 31, 2004, respectively, we did not consult with BDO regarding any matters noted in Items 304(a) of Regulation S-K. BDO has provided tax services to us during the fiscal years ended March 31, 2003, 2004 and 2005 and is expected to continue to provide such services to us.

         There have been no "disagreements" within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or any events of the type listed in Item 304(a)(1)(v)(A) through (D) of Regulation S-K, involving Ernst & Young that occurred within our two recent fiscal years ended March 31, 2003 and March 31, 2004, respectively. Ernst & Young's report on our financial statements for the fiscal year ended March 31, 2003 did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

NOMINATING COMMITTEE MATTERS

         Nominating Committee Charter. The Board has adopted a Nominating Committee charter to govern its Nominating Committee, a copy of which was filed as Exhibit 3 to our Proxy Statement for Fiscal 2004, filed as of July 29, 2004.

         Independence of Nominating Committee Members. All members of the Nominating Committee of the Board of Directors have been determined to be "independent directors" under the AMEX rules.

         Procedures for Considering Nominations Made by Stockholders. The Nominating Committee's charter describes procedures for nominations to be submitted by stockholders and other third-parties, other than candidates who have previously served on the Board or who are recommended by the Board. Our charter states that a nomination must be delivered to the Secretary of Emerson at our principal executive offices not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year's annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth
(90th) day prior to such annual meeting or the close of business on the tenth
(10th) day following the day on which public announcement of the date of such meeting is first made by us. The public announcement of an adjournment or postponement of an annual meeting will not commence a new time period (or extend any time period) for the giving of a notice as described above. The charter requires a nomination notice to set forth as to each person whom the proponent proposes to nominate for election as a director: (a) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (b) information that will enable the Nominating Committee to determine whether the candidate satisfies the criteria established by the Nominating Committee, as described below.

         Qualifications. The charter describes the minimum qualifications for nominees and the qualities or skills that are necessary for directors to possess. Each nominee:

         o must satisfy any legal requirements applicable to members of the Board;

         o must have business or professional experience that will enable such nominee to provide useful input to the Board in its deliberations;

         o must have a reputation in Emerson's industry, for honesty and ethical conduct;

         o must have a working knowledge of the types of responsibilities expected of members of a board of directors of a public corporation; and

         o must have experience, either as a member of the board of directors of another public or private company or in another capacity, that demonstrates the nominee's capacity to serve in a fiduciary position.

         Identification and Evaluation of Candidates for the Board. Candidates to serve on the Board will be identified from all available sources, including recommendations made by stockholders. The Nominating Committee's charter provides that there will be no differences in the manner in which the Nominating Committee evaluates nominees recommended by stockholders and nominees recommended by the Committee or management, except that no specific process shall be mandated with respect to the nomination of any individuals who have previously served on the Board. The evaluation process for individuals other than existing Board members will include:

         o a review of the information provided to the Nominating Committee by the proponent;

         o a review of reference letters from at least two sources determined to be reputable by the Nominating Committee; and

         o  a personal interview of the candidate;

         o together with a review of such other information as the Nominating Committee shall determine to be relevant.

         Third Party Recommendations. In connection with the potential purchase of 10,000,000 shares of our common stock owned by Mr. Jurick by The Grande Holding Limited, the Nominating Committee considered and approved the nomination of Michael A. B. Binney to our Board of Directors, subject to approval by our stockholders at the Annual Meeting.

                      COMPARISON OF CUMULATIVE TOTAL RETURN

SHARE PRICE PERFORMANCE GRAPH

         The following graph shows a comparison of cumulative total returns on our common stock for the period April 1, 2000 to March 31, 2005, with the cumulative total return over the same period for the American Stock Exchange and a peer group of companies. Companies used for the peer group are Boston Acoustics, Inc., Cobra Electronics Corp., Concord Camera Corp., Koss Corp. and Pioneer Corporation. In selecting companies to be part of the peer group, we focus on publicly traded companies that design and/or distribute consumer electronic products, which have characteristics similar to ours in terms of one or more of the following: type of product, distribution channels, sourcing or sales volume. The comparison assumes the investment of $100 in our common stock on April 1, 2000, and reinvestment of all dividends. The information in the graph was provided by Coredata, Inc.

                    COMPARISON OF CUMULATIVE TOTAL RETURN OF
          EMERSON RADIO CORP., PEER GROUP INDEX AND BROAD MARKET INDEX

                               FISCAL YEAR ENDING

COMPANY/INDEX/MARKET        2000         2001        2002        2003       2004         2005
EMERSON RADIO CORP.       100.00       173.33      172.00      917.33     509.33       469.33
PEER GROUP INDEX          100.00        83.63       63.77       68.50      97.03        60.41
AMEX MARKET INDEX         100.00        84.36       83.67       79.91     112.93       118.31

          THE PEER GROUP INDEX IS MADE UP OF THE FOLLOWING SECURITIES:

BOSTON ACOUSTICS, INC.
COBRA ELECTRONICS CORP.
CONCORD CAMERA CORP.
KOSS CORP.
PIONEER CORPORATION



THE STOCK PRICE PERFORMANCE DEPICTED IN THE ABOVE GRAPH IS NOT NECESSARILY INDICATIVE OF FUTURE PRICE PERFORMANCE. THE SHARE PRICE PERFORMANCE GRAPH WILL NOT BE DEEMED "SOLICITING MATERIAL" OR TO BE INCORPORATED BY REFERENCE IN ANY FILING BY US UNDER THE SECURITIES ACT OR THE EXCHANGE ACT EXCEPT TO THE EXTENT THAT WE SPECIFICALLY INCORPORATE THE GRAPH BY REFERENCE.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATIONSHIP WITH SPORT SUPPLY GROUP, INC.

         On July 1, 2005, we and Emerson Radio (Hong Kong) Limited ("Emerson HK"), our wholly owned subsidiary, sold all of the issued and outstanding shares of SSG common stock that we owned, aggregating 4,746,023 shares, or approximately 53.2% ownership of SSG, for $32 million or $6.74 per share.

         Prior to July 1, 2005 and during Fiscal 2005, our Board of Directors included the following people that were associated with SSG: Geoffrey P. Jurick, our Chairman, Chief Executive Officer and President and Chairman and Chief Executive Officer of SSG, and Peter G. Bunger, a Director of both companies and member of the Compensation Committee of each company.

         During 1997, we entered into a management services agreement with SSG in an effort to share certain administrative and logistic functions and to enable SSG and Emerson to reduce certain costs. In connection with the sale of our interest in SSG, the management services agreement was amended to permit termination of various defined Transition Services on one hundred twenty (120) days' prior notice by either Emerson or SSG in order to facilitate the parties' transition of the Transition Services to another provider. We incurred net fees of $206,000, $319,000 and $307,000 for services provided pursuant to this agreement during Fiscal 2005, 2004 and 2003, respectively.

FUTURE TRANSACTIONS

         We have adopted a policy that all future affiliated transactions will be made or entered into on terms no less favorable to us than those that can be obtained from unaffiliated third parties. In addition, all future affiliated transactions, must be approved by a majority of the independent outside members of our Board of Directors who do not have an interest in the transactions.

 PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS INDEPENDENT
              AUDITORS OF EMERSON FOR THE FISCAL YEAR ENDING 2006

         The Audit Committee has reappointed BDO Seidman, LLP as independent registered accountants to audit the financial statements of Emerson for the fiscal year ending March 31, 2006, and has further directed that management submit the selection of independent registered accountants for ratification by our stockholders at the Annual Meeting of Stockholders. Stockholder ratification of the selection of BDO is not required by our by-laws or otherwise. However, we are submitting the selection of BDO to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain BDO. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it is determined that such a change would be in the best interests of Emerson and its stockholders.

         Representatives of the firm of BDO are expected to be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

VOTE REQUIRED

         The affirmative vote of a majority of the votes cast at the meeting at which a quorum representing a majority of all outstanding shares of our common stock is present and voting, either in person or by proxy, is required for the ratification of our independent registered accountants.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS INDEPENDENT AUDITORS OF EMERSON FOR THE FISCAL YEAR ENDING MARCH 31, 2006.

                    STOCKHOLDER COMMUNICATIONS AND PROPOSALS

         The Board of Directors has established a procedure that enables stockholders to communicate in writing with members of the Board. Any such communication should be addressed to Emerson's Secretary and should be sent to such individual c/o Emerson Radio Corp., 9 Entin Road, Parsippany, New Jersey 07054. Any such communication must state, in a conspicuous manner, that it is intended for distribution to the entire Board of Directors. Under the procedures established by the Board, upon the Secretary's receipt of such a communication, Emerson's Secretary will send a copy of such communication to each member of the Board, identifying it as a communication received from a stockholder. Absent unusual circumstances, at the next regularly scheduled meeting of the Board held more than two days after such communication has been distributed, the Board will consider the substance of any such communication.

         SEC regulations permit stockholders to submit proposals for consideration at annual meetings of stockholders. Any such proposals for Emerson's Annual Meeting of Stockholders to be held in 2006 must be submitted to Emerson on or before July 14, 2006, and must comply with applicable regulations of the SEC in order to be included in proxy materials relating to that meeting. Stockholder proposals submitted outside the SEC proxy rule requirements must be received by Emerson's Secretary in a timely fashion. Such notice and information regarding the proposal and the stockholder must be delivered to or mailed and received by Emerson's Secretary at our principal executive offices, c/o Emerson Radio Corp., 9 Entin Road, Parsippany, New Jersey 07054. If you desire to bring a proposal before the next annual meeting and such proposal is not timely submitted for inclusion in Emerson's proxy materials relating to that meeting, you can still submit the proposal if it is received by Emerson no later than September 27, 2006.

                         PERSONS MAKING THE SOLICITATION

         The enclosed proxy is solicited on behalf of our Board of Directors. We will pay the cost of soliciting proxies in the accompanying form. Our officers may solicit proxies by mail, telephone, telegraph or fax. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of our shares of common stock. We have retained the services of American Stock Transfer & Trust Company to solicit proxies by mail, telephone, telegraph or personal contact.

                                  OTHER MATTERS

         The Board of Directors is not aware of any matter to be presented for action at the meeting other than the matters set forth herein. Should any other matter requiring a vote of stockholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in accordance with their best judgment in the interest of Emerson.

                              FINANCIAL STATEMENTS

         A copy of our Annual Report on Form 10-K/A for the fiscal year ended March 31, 2005, including financial statements, accompanies this Proxy Statement. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

         A copy of our Annual Report on Form 10-K/A for the fiscal year ended March 31, 2005, filed with the SEC, is available (excluding exhibits) without cost to stockholders upon written request made to Investor Relations, Emerson Radio Corp., Nine Entin Road, Parsippany, New Jersey 07054-0430 or on-line at our web site: www.emersonradio.com.


                                          By Order of the Board of Directors,


                                          ELIZABETH J. CALIANESE
                                          Senior Vice President-Human Resources,
                                          General Counsel and Secretary

November 9, 2005

                                     ANNEX A

                               EMERSON RADIO CORP.

                             AUDIT COMMITTEE CHARTER

                        AMENDED AS OF SEPTEMBER 13, 2005

I.       STATEMENT OF POLICY

         The Audit Committee shall assist the Board of Directors (the "Board") of Emerson Radio Corp. ("Emerson") in fulfilling its oversight responsibility by reviewing the accounting and financial reporting processes of Emerson and its subsidiaries (collectively, the "Company"), the Company's system of internal controls regarding finance, accounting, legal compliance and ethics, and the audits of the Company's financial statements. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communications among the Company's Board of Directors, outside auditors and senior management. The Audit Committee's primary responsibilities and duties are:

         o Serve as an independent and objective party to monitor the Company's financial reporting process, internal control system and disclosure control system.

         o Review and appraise the audit efforts of the Company's independent accountants.

         o Assume direct responsibility for the appointment, compensation, retention and oversight of the work of the outside auditors and for the resolution of disputes between the outside auditors and the Company's management regarding financial reporting issues.

         o Provide an open avenue of communication among the independent accountants, financial and senior management and the Board.

         The Audit Committee will primarily fulfill these responsibilities by carrying out the activities identified in Section IV of this Charter.

         The Company shall be responsible for providing the Audit Committee with appropriate funding, as determined by the Audit Committee, in order to compensate the outside auditors and advisors engaged by or employed by the Audit Committee.

II.      COMPOSITION OF THE AUDIT COMMITTEE

         The Audit Committee shall consist of at least two (2), but no greater than three (3), "independent" Directors of Emerson and shall serve at the pleasure of the Board. An "independent" Director is defined as an individual who
(a) is not an officer or salaried employee or an affiliate of the Company, (b) does not have any relationship that, in the opinion of the Board, would interfere with his or her exercise of independent judgment as an Audit Committee member, (c) meets the independence requirements of the Securities and Exchange Commission (the "SEC") and the American Stock Exchange or such other securities exchange or market on which Emerson's securities are traded and (d) except as permitted by the SEC and the American Stock Exchange or such other securities exchange or market on which Emerson's securities are traded, does not accept any consulting, advisory or other compensatory fee from the Company.

         Emerson shall use its best efforts to ensure that at least one member of the Audit Committee shall be a "financial expert" as defined by the SEC and the American Stock Exchange or such other securities exchange or market on which Emerson's securities are traded. Each Audit Committee member must be able to read and understand financial statements, including a balance sheet, income statement, and cash flow statement.

         The members of the Audit Committee shall be designated by the full Board from time to time. The Board shall designate one member of the Audit Committee to serve as chairperson of the committee.

III.     MEETINGS AND MINUTES

         The Audit Committee shall meet at least quarterly, with additional meetings if circumstances require, for the purpose of satisfying its responsibilities. The Audit Committee shall maintain minutes of each meeting of the Audit Committee and shall report the actions of the Audit Committee to the Board, with such recommendations as the Audit Committee deems appropriate.

IV.      RESPONSIBILITIES AND DUTIES OF THE AUDIT COMMITTEE

         The Audit Committee shall oversee and monitor the Company's accounting and financial reporting process, internal control system and disclosure control system, review the audits of the Company's financial statements and review and evaluate the performance of the Company's outside auditors. In fulfilling these duties and responsibilities, the Audit Committee shall take the following actions, in addition to performing such functions as may be assigned by law, the Company's certificate of incorporation, the Company's bylaws or the Board.

      1. The Audit Committee shall assume direct responsibility for the appointment, retention and oversight of the work of the outside auditors and, when appropriate, the replacement of the outside auditors. As part of the audit process, the Audit Committee shall meet with the outside auditors to discuss and decide the audit's scope. The Audit Committee shall determine that the outside audit team engaged to perform the external audit consists of competent, experienced, auditing professionals. The Audit Committee shall also review and approve the compensation to be paid to the outside auditors and shall be authorized to compensate the outside auditors.

      2. The Audit Committee shall take, or recommend that the full Board take, appropriate action to ensure the independence of the outside auditors. The Audit Committee shall require the outside auditors to advise the Company of any fact or circumstances that might adversely affect the outside auditors' independence or judgment with respect to the Company under applicable auditing standards. The Audit Committee shall require the outside auditors to submit, on an annual basis, a formal written statement setting forth all relationships between the outside auditors and the Company that may affect the objectivity and independence of the outside auditors. Such statement shall confirm that the outside auditors are not aware of any conflict of interest prohibited by
         Section 10A(l) of the Securities Exchange Act of 1934 (the "Exchange Act"). The Audit Committee shall actively engage in a dialogue with the outside auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditors.

      3. The Audit Committee shall require the outside auditors to advise the Audit Committee, or a member of the Audit Committee who has the authority to pre-approve services ("Approving Member") and obtain full committee approval at the next Audit Committee Meeting, in advance in the event that the outside auditors intend to provide any professional services to the Company other than services provided in connection with an audit or a review of the Company's financial statements ("non-audit services"); provided that such non-audit services are not listed in
         Section 10A(g) of the Exchange Act ("prohibited services"). The Audit Committee or the Approving Member shall approve, in advance, any non-audit services to be provided to the Company by the Company's outside auditing firm.

      4. The Audit Committee shall obtain confirmations from time to time from the Company's outside auditing firm that such firm is not providing to the Company (i) any prohibited services, or (ii) any other non-audit service or any auditing service that has not been approved in advance by the Audit Committee. The Audit Committee shall have the authority to approve the provision of non-audit services that have not been pre-approved by the Audit Committee, but only to the extent that such non-audit services qualify under the de minimus exception set forth in
         Section 10A(i)(1)(B) of the Exchange Act. The Audit Committee shall record in its minutes and report to the Board all approvals of non-audit services granted by the Audit Committee.

      5. The Audit Committee shall meet with the outside auditors, with no management in attendance, to openly discuss the quality of the Company's accounting principles as applied in its financial reporting, including issues such as (a) the appropriateness, not just the acceptability, of the accounting principles and financial disclosure practices used or proposed to be used by the Company, (b) the clarity of the Company's financial disclosures and (c) the degree of aggressiveness or conservatism that exists in the Company's accounting principles and underlying estimates and other significant decisions made by the Company's management in preparing the Company's financial disclosures. The Audit Committee shall then meet, without operating management or the outside auditors being present, to discuss the information presented to it.

      6. The Audit Committee shall meet with the outside auditors and management to review the Company's quarterly reports on Form 10-Q and annual report on Form 10-K and discuss any significant adjustments, management judgments and accounting estimates and any significant new accounting policies before such forms are filed with the SEC. The Audit Committee shall require the outside auditors to report to the Audit Committee all critical accounting policies and practices to be used, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Company's management, ramifications of the use of such alternative disclosures and treatments, the treatments preferred by the outside auditors and other material written communications between the outside auditors and the Company's management, including management's letters and schedules of unadjusted differences.

      7. Upon the completion of the annual audit, the Audit Committee shall review the audit findings reported to it by the outside auditors, including any comments or recommendations of the outside auditors, with the entire Board.

      8. The Audit Committee shall review all reports received from the federal and state regulatory authorities and assure that the Board is aware of the findings and results. In addition, it will meet with the appropriate members of senior management designated by the Audit Committee to review the responses to the respective regulatory reports.

      9. The Audit Committee shall consider and review with management: (a) significant findings during the year and management's responses thereto, including the status of previous audit recommendations and (b) any difficulties encountered in the course of their audits, including any restrictions on the scope of activities or access to required information.

     10. The Audit Committee shall consider and approve, if appropriate, changes to the Company's auditing and accounting principles and practices, as suggested by the outside auditors or management, and the Audit Committee shall review with the outside auditors and management the extent to which such changes have been implemented (to be done at an appropriate amount of time prior to the implementation of such changes as decided by the Audit Committee).

     11. The Audit Committee shall prepare a letter for inclusion in the Company's proxy statement describing the discharge of the Audit Committee's responsibilities.

     12. The Audit Committee will review and update this Charter periodically, at least annually, and as conditions may dictate. The Audit Committee Charter shall be presented to the full Board for its approval of any changes.

     13. Commencing on such date as Section 102(a) of the Sarbanes-Oxley Act of 2002 (the "Act") becomes effective, the Audit Committee shall obtain confirmation from the outside auditors at the commencement of each audit that such firm is a "registered public accounting firm" as such term is defined under the Act.

     14. The Audit Committee shall have the authority to engage independent counsel and other advisers as it determines necessary to perform its duties.

     15. The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

     16. The Audit Committee shall investigate or consider such other matters within the scope of its responsibilities and duties as the Audit Committee may, in its discretion, determine to be advisable.

                               EMERSON RADIO CORP.

                 BOARD OF DIRECTORS PROXY FOR THE ANNUAL MEETING
       OF STOCKHOLDERS AT 9:30 A.M. (LOCAL TIME), FRIDAY, DECEMBER 9, 2005
                              THE HANOVER MARRIOTT
                               1401 ROUTE 10 EAST
                           WHIPPANY, NEW JERSEY 07981

         THE UNDERSIGNED STOCKHOLDER OF EMERSON RADIO CORP. (THE "COMPANY") HEREBY APPOINTS GEOFFREY P. JURICK AND GUY A. PAGLINCO, OR EITHER OF THEM, AS PROXIES, EACH WITH FULL POWERS OF SUBSTITUTION, TO VOTE THE SHARES OF THE UNDERSIGNED AT THE ABOVE STATED ANNUAL MEETING AND AT ANY ADJOURNMENT(S) THEREOF.

                           (Continued on reverse side)


================================================================================

                                PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD BACK AS SOON AS POSSIBLE!

                                        ANNUAL MEETING OF STOCKHOLDERS - EMERSON RADIO CORP.
                                                          DECEMBER 9, 2005
                                        | Please Detach and Mail in the Envelope Provided |
-----------------------------------------------------------------------------------------------------------------------------------
-----    PLEASE MARK YOUR
| X |    VOTES AS IN THIS EXAMPLE.
-----

                                FOR all nominees listed          WITHHOLD AUTHORITY
                                at right (except as provided     to vote for all nominees
                                to the contrary below)           at right

1.    To elect five             ----------                       ----------                   NOMINEES:
      directors for a           |        |                       |        |                   Geoffrey P. Jurick
      one-year term             ----------                       ----------                   Michael A. B. Binney
                                                                                              Peter G. Bunger
                                                                                              Jerome H. Farnum
                                                                                              Herbert A. Morey

INSTRUCTIONS:  To withhold  authority to vote for any  individual  nominee,  write that nominee's name in the space provided below:

--------------------------------

                                   FOR                        WITHHOLD AUTHORITY                ABSTAIN

2.    To ratify the             ----------                       ----------                    ----------
      selection of BDO          |        |                       |        |                    |        |
      Seidman, LLP as           ----------                       ----------                    ----------
      independent auditors
      of the Company for
      the fiscal year ending
      March 31, 2006

3. To transact such other business as may properly come before the meeting and any adjournment(s) thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN
ACCORDANCE WITH THE SPECIFICATIONS MADE HEREON. IF A CHOICE IS NOT INDICATED
WITH RESPECT TO ITEMS (1) and (2), THIS PROXY WILL BE VOTED "FOR" SUCH ITEMS.
THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN
ITEM (3). THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

Receipt herewith of the Company's 2005 Annual Report and Notice of Meeting and
Proxy Statement, dated November 9, 2005, is hereby acknowledged.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.
PLEASE SIGN, DATE AND MAIL TODAY.

SIGNATURE OF STOCKHOLDER________________________________________________________   DATE_____________________________________________

SIGNATURE OF STOCKHOLDER________________________________________________________   DATE_____________________________________________
                            IF HELD JOINTLY

NOTE: Please sign exactly as your name appears on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signor is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signor is a partnership, please sign in partnership name by authorized person.